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                                                                 EXHIBIT 11.1
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HealthDesk Corporation
Computation of Earnings per Share

                                                             Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                      -------------------------------    -------------------------------
                                                            1996             1997              1996              1997
                                                           ------           ------            ------            ------
Weighted average number of common shares outstanding      2,130,127         5,392,845        2,130,106         5,151,136


Shares issuable pursuant to conversion of preferred
   stock, warrants and stock options issued during
   the twelve month period prior to the filing of
   the initial public offering registration
   statement, less shares assumed repurchased at
   the offering price of $5.00 per share.........         1,694,788              ----        1,694,788              ----
                                                      -------------     -------------    -------------     -------------

Total common and common equivalent shares........         3,824,915         5,392,845        3,824,894         5,151,136
                                                      =============     =============    =============     =============

Net Loss.........................................     $    (872,737)    $    (741,806)   $  (2,597,791)    $  (3,024,712)
                                                      =============     =============    =============     =============

Loss per common and common equivalent shares ....     $       (0.23)    $       (0.14)   $       (0.67)    $       (0.59)
                                                      =============     =============    =============     =============
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